Settlement Agreement

Party A:	Industrial Bank Co., Ltd Shanghai branch
Party B:	Shanghai Wanxing Bio-pharmaceutical Co., Ltd.
Party C:	Beijing Guoan Electric Company

Upon negotiation, Party A and Party B reached the following settlement agreement

1. Party B shall repay fund to Party A as per the following time frame:

Before April 30, 2008, repay RMB 3 millions;
Before June 30, 2008, repay RMB 10 millions:
Before September 30, 2008, repay the remaining loan principle and interest

2. Party C will take the warranty liability for the above loan repayment.

3. In case Party B fails to perform the above loan repayment obligation on time, Party A is entitled to seize Party B’s bank accounts described above and request the court to force implementation to Party B and Party C.

4. This agreement is in four copies. Party A, B, C and the second intermediate people’s court of Shanghai each holds one copy. This agreement enters into effect upon signing (stamp).

Party A:	Industrial Bank Co., Ltd Shanghai branch. (stamp)

Party B:	Shanghai Wanxing Bio-pharmaceutical Co., Ltd. (stamp)

Party C:	Beijing Guoan Electric Company. (stamp)

Signing date: April 08, 2008